UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 20, 2006
F5 Networks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Elliott Avenue West
Seattle, WA 98119
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (206) 272-5555
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
5.02(b) - On April 20, 2007, the Nominating and Corporate Governance Committee of the Company’s Board of Directors notified the Board of Directors that Rich Malone will not be nominated to stand for re-election as a director at the Annual Meeting of Shareholders for fiscal year end 2007. Mr. Malone will continue to serve on the Company’s Board of Directors and as a member of the Audit Committee and the Nominating and Corporate Governance Committee for the remainder of his term, which expires on the date of the Annual Meeting of Shareholders for fiscal year end 2007. Mr. Malone has served as a member of the Company’s Board of Directors since August 2003. There are no disagreements between the Company and Mr. Malone.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC. (Registrant)

Date: April 26, 2007	By:	/s/ Jeffrey A. Christianson

Jeffrey A. Christianson
Sr. Vice President , General Counsel and Corporate Secretary